UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 26, 2007

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 14, 2007, the Board of Directors of The Gap, Inc. (the “Company”) approved management’s recommendation to proceed with the closure of the Company’s Forth & Towne store concept. The Company notified affected employees of this decision on February 26, 2007. The decision to take this action resulted from a thorough analysis of the concept, which revealed that it was not demonstrating enough potential to deliver an acceptable long-term return on investment.

Closures of the Company’s 19 Forth & Towne stores are expected to occur by the end of June 2007. The closure of Forth & Towne will impact about 550 employees.

The Company anticipates that the pre-tax expenses associated with the closure of Forth & Towne will be approximately $40 million, which consists primarily of approximately $23 million of long-term asset and facilities-related costs, approximately $7 million of severance and outplacement costs, approximately $3 million of inventory write-offs, and approximately $7 million of administrative and other costs. The Company anticipates that these expenses will be recognized primarily over the first and second quarters of fiscal year 2007, but that certain cash payments associated with facilities-related costs will be paid in later periods over the various remaining lease terms.

Forward Looking Statements

This Form 8-K and the related press release contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the anticipated timing, number of impacted employees, savings, and pre-tax expenses associated with the closure of the Company’s Forth & Towne concept.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements including, without limitation, the risk that subsequent unanticipated events, including unanticipated costs, may occur in connection with the closure of Forth & Towne. Additional information regarding factors that could cause results to differ can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006. Readers should also consult the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2006.

These forward-looking statements are based on information as of February 26, 2007, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 7.01	Regulation FD Disclosure

On February 26, 2007, the Company issued a press release announcing its intent to close Forth & Towne. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: February 26, 2007	By:	/s/ Byron H. Pollitt, Jr.
Byron H. Pollitt, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 26, 2007